   As filed with the Securities and Exchange Commission on February 11, 1997.

                                                      Registration No. 333-17657
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                        Biosite Diagnostics Incorporated
                        --------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                              33-0288606
 --------------------------------                ------------------
 (State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification No.)

     11030 Roselle Street
     San Diego, California                             92121
 --------------------------------                ------------------
    (Address of Principal                           (Zip Code)
      Executive Offices)


         BIOSITE DIAGNOSTICS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
         -------------------------------------------------------------
                            (Full title of the plan)


                                                       Copy to:
         KIM D. BLICKENSTAFF                     THOMAS E. SPARKS, JR.
  Biosite Diagnostics Incorporated           Pillsbury Madison & Sutro LLP
       11030 Roselle Street                         P.O. Box 7880
   San Diego, California 92121                San Francisco, CA  94120-7880
          (619) 455-4808                           (415) 983-1000
  --------------------------------          --------------------------------
   (Name, address and telephone
    number, including area code,
       of agent for service)


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
 Title of                        Amount            Proposed Maximum            Proposed                Amount of
Securities To                    To Be               Offering Price        Maximum Aggregate         Registration
Be Registered                  Registered             per Share(1)         Offering Price(1)              Fee

-----------------------------------------------------------------------------------------------------------------
Common Stock,                100,000 shares             $13.00                $1,300,000                 $394
par value $.01

--------------------------------------------------------------------------------
(1)      Estimated solely for the purpose of computing the registration fee.

                               _________________

 The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
-------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

                 The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (1) Registrant's prospectus dated February 10, 1997 filed pursuant to Rule 424(b) under the Securities Act of 1933 (in connection with Registrant's Registration Statement on Form S-1, File No. 333-17657 (the "Form S-1 Registration Statement")), which contains the balance sheets of the Registrant as of December 31, 1994 and 1995 and September 30, 1996 and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 and the nine months ended September 30, 1995 and September 30, 1996, together with the report thereon of Ernst & Young LLP, independent auditors.

         (2) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed February 10, 1997.

         In additions, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The financial statements of Biosite Diagnostics incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon also incorporated by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         A member of Pillsbury Madison & Sutro LLP participating in the consideration of legal matters relating to the Registrant's Common Stock owns 18,360 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VII of the Registrant's Restated Certificate of Incorporation (Exhibit 3.(i)3 to the Form S-1 Registration Agreement) and Article V of the Registrant's Bylaws (Exhibit 3.(ii)2 to the Form S-1 Registration Agreement) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

         The Underwriting Agreements (Exhibit 1.1 to the Form S-1 Registration Agreement) provide for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits.

Item 9.  Undertakings.

                 (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 10, 1997.


                                        BIOSITE DIAGNOSTICS INCORPORATED



                                        By  /s/ Kim D. Blickenstaff
                                          -------------------------------------
                                                Kim D. Blickenstaff
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim D. Blickenstaff, Christopher J. Twomey and S. Nicholas Stiso, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

         Name                     Title                          Date
         ----                     -----                          ----


/s/ Kim D. Blickenstaff    President, Chief Executive
-------------------------  Officer (Principal Executive
    Kim D. Blickenstaff    Officer) and Director            February 10, 1997


/s/ Christopher J. Twomey  Vice President and Chief
-------------------------- FinancialOfficer (Principal
Christopher J. Twomey      Financial Officer and
                           Accounting Officer)              February 10, 1997

         Name                     Title                          Date
         ----                     -----                          ----



/s/Timothy J. Wollaeger      Chairman of the Board           February 10, 1997
--------------------------   Timothy J. Wollaeger



/s/Gunars E. Valkirs,Ph.D.   Director                        February 10, 1997
--------------------------
Gunars E. Valkirs, Ph.D.



/s/Thomas H. Adams, Ph.D.    Director                        February 10, 1997
--------------------------
Thomas H. Adams, Ph.D.



/s/Howard E. Greene, Jr.     Director                        February 10, 1997
--------------------------
Howard E. Greene, Jr.



/s/Frederick J. Dotzler      Director                        February 10, 1997
--------------------------
Frederick J. Dotzler



/s/Stephen K. Reidy          Director                        February 10, 1997
--------------------------
Stephen K. Reidy



/s/Jesse I. Treu             Director                        February 10, 1997
--------------------------
Jesse I. Treu

                               INDEX TO EXHIBITS



Exhibit                                                      Sequentially
Number         Exhibit                                      Numbered Page
--------------------------------------------------------------------------------

4.1           Specimen Common Stock Certificate                  *

5.1           Opinion regarding legality of                      --
              securities to be offered.

23.1          Consent of Ernst & Young LLP,                      --
              Independent Auditors.

23.2          Consent of Pillsbury Madison &
              Sutro LLP (included in Exhibit 5.1).

24.1          Power of Attorney (see page 6).
















__________________________________

* Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-17657.